UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                              Dominion Homes, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:



________________________________________________________________________________
     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                              DOMINION HOMES, INC.
                                5501 Frantz Road
                                 P. O. Box 7166
                             Dublin, Ohio 43017-0766

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD WEDNESDAY, APRIL 26, 2000


         Notice is hereby given that the 2000 Annual Meeting of Shareholders ("Annual Meeting") of Dominion Homes, Inc. (the "Company") will be held at The Dominion Home Store, 5767 Karric Square Drive, Dublin Ohio, on Wednesday, April 26, 2000, at 10:00 a.m. local time, for the following purposes:

         1. The election as Directors of the nominees named on the accompanying Proxy;

         2. The amendment of the Company's Amended and Restated Code of Regulations (the "Code of Regulations") to permit voting by electronic, telephonic and other types of proxies;

         3. The amendment of the Code of Regulations to reduce the minimum number of Directors comprising a committee of the Board of Directors from three to one; and

         4. The ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company in 2000.

A map providing directions to the Annual Meeting is set forth on the outside back cover of the Proxy Statement.

         The Board of Directors has fixed the close of business on March 17, 2000, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

         You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used.

         If your shares are held of record by a broker, bank or other nominee and you wish to attend the Annual Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the Annual Meeting. In order to vote your shares at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

         Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

                                              By Order of the Board of Directors


                                              Robert A. Meyer, Jr.
                                              Secretary

Dublin, Ohio
March 27, 2000

                              DOMINION HOMES, INC.

                                5501 Frantz Road
                                 P. O. Box 7166
                             Dublin, Ohio 43017-0766
                                 (614) 761-6000

                                 March 27, 2000


                                 PROXY STATEMENT


                                     GENERAL

         This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Shareholders are furnished to holders of common shares, without par value (the "Common Shares"), of Dominion Homes, Inc. (the "Company") in connection with the solicitation by its Board of Directors (the "Board") of proxies to be used at the 2000 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Wednesday, April 26, 2000, at 10:00 a.m., local time, and at any postponements or adjournments thereof. The Annual Meeting will be held at The Dominion Home Store, 5767 Karric Square Drive, Dublin, Ohio. A map providing directions to the Annual Meeting is set forth on the outside back cover of this Proxy Statement. Only those shareholders of the Company of record at the close of business on March 17, 2000, will be entitled to receive notice of, and to vote at, the Annual Meeting. Copies of this Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Shareholders are first being mailed to shareholders on or about March 27, 2000.

         All Common Shares represented by each properly executed Proxy received by the Board pursuant to this solicitation will be voted in accordance with the shareholder's directions specified on the Proxy. Except as described below with respect to broker non-votes, if no directions have been specified on a Proxy, the Common Shares represented by the Proxy will be voted in accordance with the Board's recommendations, which are as follows:

         "FOR"  the  election  as  Directors  of  the  nominees   named  on  the
accompanying Proxy;

         "FOR" the amendment of the Company's Amended and Restated Code of Regulations (the "Code of Regulations") to permit voting by electronic, telephonic and other types of proxies;

         "FOR" the amendment of the Code of Regulations to reduce the minimum number of Directors comprising a committee of the Board of Directors from three to one; and

         "FOR" the ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company in 2000.

         Management knows of no other matters that may properly be brought, or which are likely to be brought, before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named as proxies in the accompanying Proxy or their substitutes will vote in accordance with their best judgment on such matters.

         Without affecting any vote previously taken, a shareholder signing and returning a Proxy has the power to revoke it at any time prior to its exercise by giving notice to the Company in a writing mailed to Robert A. Meyer, Jr., Secretary of the Company, at the Company's executive offices at 5501 Frantz Road, P. O. Box 7166, Dublin, Ohio 43017-0766, by executing and delivering to the Company a subsequent Proxy, or by attending the Annual Meeting and giving notice of such revocation in person to the inspector of elections at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a Proxy.

         The presence, in person or by proxy, of the holders of a majority of the Common Shares issued and outstanding on March 17, 2000, is necessary to constitute a quorum at the Annual Meeting. As of March 17, 2000, the Company had 6,366,920 Common Shares issued and outstanding.

         Under  Ohio  law  and the  Code of  Regulations,  each  shareholder  is entitled to one vote for each Common Share held. Common Shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "Abstain," "Against" or
"Withhold Authority" on one or more or all matters or they are not marked at all. Broker/dealers who hold their customers' Common Shares in street name may, under the applicable rules of the self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such Common Shares and may vote such Common Shares on routine matters which, under such rules, typically include the election of Directors and the ratification of the selection of independent public accountants, but broker/dealers may not vote such Common Shares on other matters, including the two proposed amendments to the Code of Regulations, without specific instructions from the customers who own such Common Shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies also count toward the establishment of a quorum. The effect of an abstention or broker non-vote on each of the matters to be voted upon at the Annual Meeting is the same as a "no" vote.

         All costs of solicitation of the Proxies will be borne by the Company. Solicitation will be made by mail. Proxies may be further solicited for no additional compensation by officers, Directors, or employees of the Company by telephone, written communication or in person. Upon request, the Company will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for expenses reasonably incurred by them in sending proxy materials to the beneficial owners of Common Shares. No solicitation will be made by specially engaged employees or other paid solicitors.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

         The following table sets forth, as of March 17, 2000, certain information with respect to persons known to the Company to be the beneficial owners of more than five percent (5%) of the outstanding Common Shares.

                   Number of Common Shares Beneficially Owned

Name and Address of              Sole Voting and     Shared Voting and Shared Investment                  Percent
    Beneficial Owner               Investment Power    Investment Power           Power Only   Total        of  Class(1)
------------------------------------------------------------------------------------------------------------------------

Donald A. Borror(2)                  30,000            4,146,500(3)          47,500(4)        4,224,000      66.3%

Douglas G. Borror(2)                 65,000            4,146,500(3)          47,500(4)        4,259,000      66.9%

David S. Borror(2)                   17,722            4,146,500(3)            7,148(4)       4,171,370      65.5%

Terry E. George(2)                   27,000(5)         4,146,500(3)               --          4,173,500      65.3%

BRC Properties Inc.               4,146,500(3)                --                  --          4,146,500      65.1%
    3970 Brelsford Lane
    Dublin, OH 43017

BRC Properties Inc.,                     --            4,146,500(3)(6)            --          4,146,500      65.1%
    Donald A. Borror,
    Douglas G. Borror,
    David S. Borror and
    Terry E. George, as
        a group (6)

FMR Corp.                          578,000(7)                 --                  --          578,000          9.1%
    82 Devonshire Street
    Boston, MA  02109


(1)  Percent  of  class  is  based  upon  the  sum of  6,366,920  Common  Shares outstanding as of March 17, 2000, and the number of Common Shares as to which the person (or members of the group) has the right to acquire beneficial ownership upon the exercise of options exercisable within sixty
     (60) days of March 17, 2000.
(2) These individuals may be contacted at the address of the Company, 5501 Frantz Road, P. O. Box 7166, Dublin, Ohio 43017-0766. [Footnotes continued on next page]

                       [Footnotes continued from page 3]

                        [Footnotes continued from page 3]






(3) Share total is based on information provided to the Company by BRC Properties Inc. ("BRC") By virtue of their ownership and control of BRC, each of Donald A. Borror, Douglas G. Borror, David S. Borror and Terry E. George may be deemed to beneficially own the Common Shares owned by BRC, but each has disclaimed beneficial ownership of the Common Shares owned by BRC. See "Certain Relationships and Certain Transactions-Description and Ownership of BRC."
(4) Consists of Common Shares held by KeyTrust Company of Ohio, N.A., as trustee of the Dominion Homes, Inc. Retirement Plan and Trust (the "Retirement Plan and Trust"), which Common Shares are voted by the trustee.
(5) Includes 20,000 Common Shares which can be acquired upon the exercise of options which are exercisable within sixty (60) days of March 17, 2000.
(6) In computing the aggregate number of Common Shares held by the group, the same Common Shares were not counted more than once.
(7) Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2000.

Management

         The following table sets forth, as of March 17, 2000, certain information with respect to the number of Common Shares beneficially owned by each Director (including nominees) and executive officer of the Company and by all Directors (including nominees) and executive officers of the Company as a group:

                   Number of Common Shares Beneficially Owned

Name and Address of              Sole Voting and     Shared Voting and      Shared Investment          Percent
 Beneficial Owner               Investment Power     Investment Power          Power Only            of Class(1)
-------------------------------------------------------------------------------------------------------------------

Donald A. Borror(2)               30,000           4,146,500(3)        47,500(4)     4,224,000          66.3%
Douglas G. Borror(2)              65,000           4,146,500(3)        47,500(4)     4,259,000          66.9%
David S. Borror(2)                17,722           4,146,500(3)         7,148(4)     4,171,370          65.5%
Terry E. George(2)                27,000(5)        4,146,500(3)            --        4,173,500          65.3%
C. Ronald Tilley                  11,000(5)               --               --           11,000            *
    900 Gatehouse Lane
    Worthington, OH 43235
Gerald E. Mayo                    19,500(5)               --               --           19,500            *
    51 Brams Point Road
    Hilton Head, SC 29926
Pete A. Klisares                  13,000(5)               --               --           13,000            *
    1660 Northwest
        Professional Plaza
    Suite C
    Columbus, OH 43220
Jon M. Donnell(2)                155,160(5)(6)            --               --          155,160           2.4%
Robert A. Meyer, Jr.(2)           51,772(5)               --            5,005(4)        56,777            *
Peter J. O'Hanlon(2)               7,000(5)(7)            --               --            7,000            *
All Directors and                397,154 (5)       4,146,500(3)       107,153(4)     4,650,807          71.4%
    executive officers as
    a group (10 persons)(8)

* Represents less than 1% of class.
(1)  Percent  of  class  is  based  upon  the  sum of  6,366,920  Common  Shares outstanding as of March 17, 2000, and the number of Common Shares as to which the person (or members of the group) has the right to acquire beneficial ownership upon the exercise of options exercisable within sixty
     (60) days of March 17, 2000.
(2) These individuals may be contacted at the address of the Company, 5501 Frantz Road, P. O. Box 7166, Dublin, Ohio 43017-0766.

                       [Footnotes continued on next page]

                        BOARD OF DIRECTORS AND MANAGEMENT

Number and Term of Directors

         The Code of Regulations provides for seven (7) Directors and divides the Board into two classes, with regular two-year staggered terms. Class I consists of three (3) Directors with terms expiring in 2001. Class II consists of four (4) Directors with terms expiring at the Annual Meeting.

Nomination of Directors

      In accordance with Section 2.03 of the Code of Regulations, a nominee for election as a Director at an annual meeting may be proposed only by the Directors or by a shareholder entitled to vote for the election of Directors if such shareholder shall have proposed such nominee in a written notice. Each written notice of a proposed nominee must set forth (1) the name, age, business or residence address of each nominee proposed in such notice; (2) the principal occupation or employment of each such nominee for the past five years; and (3) the number of shares of each series and class of the Company owned beneficially and/or of record by each such nominee and the length of time any such shares have been owned. The written notice of a proposed nominee must be delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company at its principal office and received by the Secretary of the Company on or before the later of (i) February 1, immediately preceding such annual meeting or (ii) the sixtieth (60th) day prior to the first anniversary of the most recent annual meeting of shareholders of the Company held for the election of Directors, provided, however, that if the annual meeting for the election of Directors in any year is not held on or before the thirty-first (31st) day next following such anniversary, then the written notice must be received by the Secretary within a reasonable time prior to the date of such annual meeting.


                        [Footnotes continued from page 5]

(3) Share total is based on information provided to the Company by BRC. By virtue of their ownership and control of BRC, each of Donald A. Borror, Douglas G. Borror, David S. Borror and Terry E. George may be deemed to beneficially own the Common Shares owned by BRC, but each has disclaimed beneficial ownership of the Common Shares owned by BRC. See "Certain Relationships and Certain Transactions-Description and Ownership of BRC."
(4) Consists of Common Shares held by KeyTrust Company of Ohio, N.A., as trustee of the Retirement Plan and Trust, which Common Shares are voted by the trustee.
(5) Includes, in the case of Messrs. Donnell, George, Mayo, Klisares, Tilley, Meyer, and O'Hanlon, 56,000, 20,000, 12,500, 12,500, 10,000, 38,000, and
     2,000 Common Shares, respectively, which can be acquired upon the exercise of options which are exercisable within sixty (60) days of March 17, 2000.
(6) Includes 33,000 restricted Common Shares which are subject to forfeiture if Mr. Donnell's employment with the Company is terminated prior to August 1, 2002. The restrictions will lapse as to 11,000 Common Shares on August 1, 2000, August 1, 2001, and August 1, 2002, respectively.
(7) Includes 2,500 restricted Common Shares which are subject to forfeiture if Mr. O'Hanlon's employment with the Company is terminated prior to June 1, 2000. The restrictions will lapse on June 1, 2000.
(8) In computing the aggregate number of Common Shares held by the group, the same Common Shares were not counted more than once.

     The Company has not received any proposals for Director nominations from any shareholder with respect to the Annual Meeting.

Proposal to Elect Class II Directors

         The Board proposes the election of the following persons as Class II Directors to terms which will expire at the 2002 Annual Meeting of Shareholders:

                                                                Director
                   Name                       Age                Since

                   Donald A. Borror           70                 1978
                   David S. Borror            42                 1985
                   Pete A. Klisares           64                 1994
                   Gerald E. Mayo             67                 1994

         All of the nominees are presently members of the Board. All of the nominees have stated their willingness to serve and no reason is presently known why any of the nominees would be unable to serve as a Director. It is the intention of the persons named as proxies in the accompanying Proxy to vote for the election of the four (4) nominees named above unless the shareholders otherwise direct on the Proxy. If any nominee is unable to stand for election, each Proxy will be voted for such substitute as the Board recommends.

Recommendation and Vote

         Class II Directors will be elected by a plurality of the votes entitled to be cast and present at the Annual Meeting, in person or by properly executed proxy. Shareholders do not have cumulative voting rights in the election of Directors. Proxies cannot be voted for more than four (4) Directors.

         The Board recommends that the shareholders vote "FOR" the election of its nominees for Class II Directors.

Continuing Class I Directors

         The following Class I Directors will continue after the Annual Meeting to serve as Directors for a term that will expire at the 2001 Annual Meeting of
Shareholders:

                                                           Director
              Name                       Age                Since

              Douglas G. Borror          44                 1984
              C. Ronald Tilley           64                 1996
              Jon M. Donnell             40                 1997

Executive Officers and Certain Other Key Employees

         The Company's executive officers and certain other key employees of the Company are listed below.

Name                                   Age             Position(s) Held
--------------------------------------------------------------------------------
Executive Officers

Donald A. Borror                       70             Chairman Emeritus

Douglas G. Borror                      44             Chairman of the Board and Chief Executive Officer

Jon M. Donnell                         40             President and Chief Operating Officer

David S. Borror                        42             Executive Vice President

Terry E. George                        56             Senior Vice President and Treasurer

Robert A. Meyer, Jr.                   46             Senior Vice President, General Counsel and Secretary

Peter J. O'Hanlon                      41             Senior Vice President-Finance and Chief Financial
                                                      Officer

Certain Other Key Employees

Stephan M. George                      43             Executive Vice President-Operations

Robert D. Beck, Jr.                    47             Senior Vice President-Sales

Karl E. Billisits                      34             Senior Vice President-Land Acquisition and
                                                          Development

Denis G. Connor                        45             Senior Vice President-Administration

Jack L. Mautino                        36             Senior Vice President  and General
                                                          Manager-Louisville Operations

Lori M. Steiner                        40             Senior Vice President--Strategy and
                                                          Communications

Randolph B. Robert, Jr.                48             Vice President-Land Development

Kenneth C. Baker                       52             Vice President-Information Systems

Background and Experience of Directors, Officers and Certain Key Employees

          The references to the Company in the following biographies for periods of time prior to March 9, 1994, refer to the homebuilding divisions of BRC which were transferred to the Company in connection with the Company's initial public offering of its Common Shares. See "Certain Relationships and Certain Transactions--Description and Ownership of BRC."

         Donald A. Borror has served on the Company's Board of Directors since 1978, and has served as Chairman Emeritus since July 1999. He served as the Chairman of the Board of Directors from 1978 through July 1999, and as President of the Company from 1977 to March 1987. Mr. Borror has been involved in the homebuilding business since 1952 and founded the Company's homebuilding business in 1976. He has a Bachelor of Arts degree from The Ohio State University and a Juris Doctor degree from The Ohio State University College of Law.

         Douglas G. Borror has served on the Company's Board of Directors since January 1984, as Chairman of the Board of Directors since July 1999, as the Company's President since March 1987, and as its Chief Executive Officer since September 1992. He also served as Chief Operating Officer of the Company from September 1992 through September 1996. Mr. Borror also serves on the Boards of Directors of Columbia Gas of Ohio, Inc. and The Huntington National Bank. Mr. Borror has a Bachelor of Arts degree from The Ohio State University.

         David S. Borror has served on the Company's Board of Directors since 1985 and as its Executive Vice President since January 1988. He served as Vice President of the Company from July 1985 until January 1988, and as its General Counsel from January 1988 to December 1993. He has a Bachelor of Arts degree from The Ohio State University and a Juris Doctor degree from The Ohio State University College of Law.

         Jon M. Donnell has served on the Company's Board of Directors since May 1997, as Chief Operating Officer of the Company since September 1996 and as Chief Financial Officer of the Company from August 1995 through June 1998. Mr. Donnell served as Treasurer of the Company from August 1995 through December 1995, and as Executive Vice President from January 1996 through August 1996. From August 1995 through December 1996, he also served as Senior Vice President of the Company. Prior to joining the Company, Mr. Donnell spent 11 years with the Del Webb Corporation, a national real estate development and homebuilding company, most recently as Vice President and Associate General Manager of Webb's Sun City Hilton Head community. He served on the Board of Directors of Healthstar Corporation through July 1999. He is a Certified Public Accountant, and holds a Bachelor of Science degree from the University of Arizona.

         Pete A. Klisares has served on the Company's Board of Directors since 1994. He has served as Principal, MIGG Capital, an Ohio based venture capital company, since October 1999. From August 1997 through June 1999, he served as President and Chief Operating Officer of Karrington Communities, Inc., a Columbus, Ohio-based company which constructs and operates assisted living facilities. From August 1993 through December 1997, he served as Executive Vice President of Worthington Industries, Inc., a Columbus-based steel company. He is a member of the Board of Directors of The Huntington National Bank and MPW Industrial Services. Mr. Klisares has a Bachelor of Science degree in Economics and a Masters Degree in Labor and Management from the University of Iowa.

         Gerald E. Mayo has served on the Company's Board of Directors since 1994. Until his retirement in October 1997, he was a member of the Boards of Directors and the Chairman of the Midland Life Insurance Company, a Columbus, Ohio-based life insurance company, and Midland Financial Services, Inc., positions which he held for more than five years. He also serves on the Boards of Directors of McKesson/HBOC, Columbia Gas Systems, Inc. and Columbia Gas of Ohio, Inc. Mr. Mayo has a Bachelor of Arts degree from Boston University.

         C. Ronald Tilley has served on the Company's Board of Directors since January 1996. In March 1996, he retired as Chief Executive Officer and Chairman of the Board of Directors of Columbia Gas Distribution Companies, an Ohio-based natural gas company, positions which he held for more than five years. Mr. Tilley has a Bachelor of Science degree from Concord College.

         Terry E. George has served as Senior Vice President of the Company since November 1993 and as Treasurer of the Company since January 1996. He served on the Board of Directors of the Company from 1985 through May 1997, as Controller of the Company from August 1995 to January 1996, and as Operations Manager of the Company from October 1991 through August 1995. Mr. George has also served as Vice President of BRC since December 1996. He served as a Vice President of BRC from October 1987 to November 1993. Mr. George also serves on the Board of Directors of First Community Bank. He has a Bachelor of Science degree from The Ohio State University and is a Certified Public Accountant in the State of Ohio.

         Robert A. Meyer, Jr. has served as Senior Vice President of the Company since January 1996 and as General Counsel and Secretary of the Company since December 1993. He served as Vice President of the Company from December 1993 through December 1995. Prior to joining the Company, Mr. Meyer was engaged in the private practice of law in the Columbus, Ohio office of Porter, Wright, Morris & Arthur from November 1978 to December 1993. He has a Bachelor of Science degree from Indiana University and a Juris Doctor degree from The Ohio State University College of Law.

         Peter J. O'Hanlon has served as Senior Vice President of Finance of the Company since January 2000, and as the Company's Chief Financial Officer since June 1998. Prior to joining the Company, Mr. O'Hanlon was Controller of Gables Residential Trust, an Atlanta-based real estate investment trust, from 1993 through May 1998, and Chief Financial Officer of Wilson Company, an Atlanta-based privately held holding company, from 1987 through 1992. He is a Certified Public Accountant, and holds a Bachelor of Arts degree from Emory University and a Masters degree in Business Administration from Northwestern University.

         Stephan M. George has served as the Company's Executive Vice President of Operations since May 1999. Prior to joining the Company, Mr. George served as Chief Operating Officer of Silverman Building Company, a Farmington, Michigan based homebuilding company, from March 1998 through April 1999, and Vice President of Operations of Cambridge Homes, Inc., a Libertyville, Illinois based homebuilding company from December 1987 through March 1998. Mr. George has a Bachelor of Science degree in Civil Engineering from Cornell University and a Masters degree in Business Administration from Loyola University.

         Robert D. Beck, Jr. has served as the Company's Senior Vice President of Sales since November 1999. Prior to joining the Company, Mr. Beck was employed as Vice President, Sales and Marketing, of Liqui-Box Corporation, a Columbus-based manufacturer of specialty packaging products, from September 1998 through October 1999, as Customer Development Manager for the Pillsbury Company, Dallas, Texas, a consumer package goods manufacturer, from July 1995 through April 1998, and as Vice President, Business Development, of Heublein Wines Group, San Mateo, California, from July 1993 through July 1995. Prior to joining Heublein, Mr. Beck was employed by the Procter and Gamble Company for fourteen years in several sales capacities. Mr. Beck holds an Associate Science degree and a Bachelor of Science degree from Cameron University and a Masters of Science degree from the University of Central Texas.

         Karl E. Billisits has served as the Company's Senior Vice President of Land Acquisition and Development since April 1999. He served as the Company's Vice President of Engineering and Development from January 1999 through April 1999, as Vice President of Engineering from May 1998 through January 1999, as Director of Engineering from April 1997 through May 1998, and as Engineer from April 1994 through April 1997. Prior to joining the Company in 1994, Mr. Billisits was employed as a consulting engineer with Bauer, Davidson & Merchant, a Columbus-based consulting engineering firm. Mr. Billisits holds a Bachelor of Science degree in Civil Engineering from The Ohio State University, and is a Registered Professional Engineer in the States of Ohio, Kentucky and Michigan.

         Denis G. Connor has served as Senior Vice President, Administration, since joining the Company in January 1998. Prior to joining the Company, Mr. Connor managed Alliance Title Agency, Ltd., from its formation in April 1997, to December 1997, and was employed by Chicago Title Agency of Central Ohio, Inc., from February 1989 to April 1997. He has a Bachelor of Arts degree from Miami University.

         Jack L. Mautino has served as Senior Vice President and General Manager of the Company's Louisville, Kentucky Operations since August 1998. He served as Senior Vice President of Sales of the Company from May 1998 through August 1998, and as Vice President of Sales from October 1995 through August 1998. He served as Sales Manager for the Company's Dominion Homes Division from January 1995 through December 1995, as Sales Manager of the Company's Tradition Homes Division from December 1991 to December 1994, and as Sales Representative for the Company from July 1990 to December 1991. Prior to joining the Company, Mr. Mautino was employed by Ryland Homes. He holds a Bachelor of Science degree from Duquesne University.

         Lori M. Steiner has served as Senior Vice President of Strategy and Communications since January 1999. She served as the Company's Senior Vice President of Marketing from May 1998 through December 1998, and as the Company's Vice President of Marketing from January 1995 through May 1998. She served as the Company's Marketing Director from September 1990 through January 1995. Ms. Steiner served as an account manager for Brooks Young Communications, a Columbus-based regional advertising company, from March 1989 to September 1990. She has a Bachelor of Arts degree from Wittenberg University.

         Kenneth C. Baker has served as the Company's Vice President of Information Systems since May 1998. From April 1997, through May 1998, he served as the Company's Director of Information Systems and, from October 1994 through April 1997, as the Company's Manager of Information Systems. Prior to joining the Company, Mr. Baker was employed as Manager of Information Systems with Mid-Ohio Chemical Company from 1988 through 1994, and in the same position with Colso Products, Inc. from 1978 through 1988. Mr. Baker holds an Associates Degree in Information Systems from Automation Institute of Ohio.

         Randolph B. Robert, Jr. has served as the Company's General Manager of Land Development since January 1987 and as a Vice President since November 1993. Mr. Robert has a Bachelor of Science Degree from The University of Arizona.

Family Relationships

         Douglas G. Borror, a Director and the Chairman of the Board and Chief Executive Officer of the Company, and David S. Borror, a Director and Executive Vice President of the Company, are brothers. Donald A. Borror, a Director and Chairman Emeritus of the Company, is the father of Douglas G. Borror and David
S. Borror. There are no other family relationships among the executive officers and/or Directors of the Company.

Agreement with Respect to the Election of Directors

         BRC, the holder of approximately 65.1% of the issued and outstanding Common Shares, has agreed in a Close Corporation Agreement with its shareholders to use its best efforts to elect David S. Borror as a Director of the Company for so long as certain contingencies are satisfied and for so long as BRC has the ability to elect at least two (2) Directors of the Company. See "Certain Relationships and Certain Transactions--Description and Ownership of BRC."

Meetings and Committees of the Board

         The Board of Directors meets immediately following the adjournment of each annual meeting of shareholders at which Directors are elected, and holds such other meetings as may be called from time to time by the Chairman of the Board, the President or any two Directors. The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 1999. Each Director attended at least 75% of the aggregate of the number of Board of Directors meetings and meetings of all committees on which he served during the year.

         The Company has a Compensation Committee, an Executive Committee, an Audit Committee and an Affiliated Transactions Review Committee. The members of the Compensation Committee during 1999 were Pete A. Klisares, Gerald E. Mayo, and C. Ronald Tilley. The Compensation Committee, which determines the compensation of the Company's executive officers, held two meetings during 1999. The members of the Executive Committee during 1999 were Donald A. Borror, Pete
A. Klisares, Douglas G. Borror, David S. Borror and Jon M. Donnell. The Executive Committee, which is authorized to act for the Board between regularly scheduled meetings of the Board, held three meetings during 1999. The members of the Audit Committee during 1999 were Pete A. Klisares, Gerald E. Mayo, and C. Ronald Tilley. The Audit Committee, which reviews accounting and auditing matters, held one meeting during 1999. The members of the Affiliated Transactions Review Committee during 1999 were Pete A. Klisares, Gerald E. Mayo, and C. Ronald Tilley. The Affiliated Transactions Review Committee, which reviews and authorizes material transactions between the Company and its affiliates or related parties, held one meeting during 1999. The Company does not have a standing nominating committee or other committee performing a similar function.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

         The following table sets forth, for the three fiscal years ended December 31, 1999, cash and non-cash compensation paid by the Company to the Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company who served as such during 1999 (collectively, the "Named Executive Officers") for services rendered to the Company in all capacities by such persons:

                                                                 Summary Compensation Table

                                                                                               Long-Term
                                                                                             Compensation
                                            Annual Compensation                      ---------------------------
                             -------------------------------------------------       Restricted    Common Shares
                                                                  Other Annual         Stock        Underlying      All Other
Name and                                 Salary       Bonus(1)   Compensation(2)       Awards        Options/    Compensation(3)
Principal Position             Year      ($)            ($)            ($)              ($)          SARs (#)          ($)
------------------------------------------------------------------------------------------------------------------------------------

Donald A. Borror               1999     $250,000       $260,000           --                                        $    683
    Chairman Emeritus          1998      250,000        260,000           --                                           4,250
                               1997      240,000        260,000           --                                           4,250

Douglas G. Borror              1999     $440,000       $550,000     $ 57,585(4)                                     $ 72,438(5)
    Chairman and CEO           1998      400,000        550,000           --                                           9,300
                               1997      360,000        500,000           --                                           9,125

Jon M. Donnell                 1999     $360,000       $400,000     $ 65,119(6)           --              --        $ 50,687(5)
    President and COO          1998      240,000        400,000           --        143,688(7         24,000           9,300
                               1997      189,231        300,000           --        126,500(7         20,000(8)       55,425(9)

David S. Borror                1999     $200,000       $225,000                                                     $ 23,541(5)
    Exec. V.P                  1998      192,385(10)    200,000           --                                           9,300
                               1997      175,000        150,000           --                                           6,625

Robert A. Meyer, Jr            1999     $160,000       $125,000           --                              --        $ 23,591(5)
    Sr. V.P. and               1998      155,000        125,000           --                              --           9.300
    General Counsel            1997      150,000        115,000           --                           7,500           9,125


(1) Includes amounts deferred by the Named Executive Officer pursuant to the Amended and Restated Dominion Homes, Inc. Executive Deferred Compensation Plan (The "Executive Deferred Compensation Plan").
(2) Perquisites and other personal benefits did not exceed applicable thresholds except as specifically set forth.
(3) All Other Compensation includes for 1997, 1998 and 1999 amounts paid by the Company for coverage under the Company's Group Life Insurance Program for all employees and amounts contributed by the Company to the accounts of the Named Executive Officers in the Retirement Plan and Trust and in the Executive Deferred Compensation Plan as matching contributions under the provisions of those plans.
(4)  Includes $23,760 attributable to personal use of the Company aircraft.

                       [Footnotes continued on next page]

Employment Agreements

         The Company has Employment Agreements with Jon M. Donnell, President and Chief Operating Officer, with Robert A. Meyer, Jr., Senior Vice President, General Counsel and Secretary, and with Peter J. O'Hanlon, Chief Financial Officer. The Employment Agreements with Messrs. Donnell and Meyer are each dated May 17, 1996, and effective as of January 1, 1996. The Employment Agreement with Mr. Donnell was amended on November 6, 1996, to reflect an expansion of Mr. Donnell's responsibilities. The Employment Agreement with Mr. O'Hanlon is dated June 1, 1998. The Agreements are for terms of three years, and provide for renewal annually for three-year terms unless the Company provides notice of its intention not to renew the Agreement. No such notice by the Company has been provided to Mr. Donnell, Mr. Meyer, or Mr. O'Hanlon. Each Agreement provides for lump sum payments if employment is terminated by the Company without cause or by Mr. Donnell, Mr. Meyer, or Mr. O'Hanlon with good reason, and includes non-competition covenants effective for one year after termination. The Agreements also include provisions that become effective upon a "change in control" of the Company. Under the Agreements, a change in control is defined as an event which results in either BRC failing to own at least 30% of the combined voting power of the outstanding voting securities of the Company, or both Mr. Donald Borror and Mr. Douglas Borror ceasing to be Directors and officers of the Company. Upon a change in control, all employee benefit rights, including stock options, vest. In addition, if within two years of a change in control, the employment of Mr. Donnell, Mr. Meyer, or Mr. O'Hanlon is terminated without cause, or if Mr. Donnell, Mr. Meyer or Mr. O'Hanlon terminates his employment with good reason, he would be entitled to certain benefits, including a lump sum payment equivalent to two years' salary, the payments he would have been entitled to had the Company terminated his employment without cause and without a change in control, and certain outplacement services.


                       [Footnotes continued from page 13]

(5) Includes for 1999 the value of premiums paid for split-dollar life insurance coverage under the Company's Collateral Assignment Split Dollar Plan (the "Split Dollar Plan") (Mr. Douglas Borror, $62,488; Mr. Donnell, $40,737; Mr. David Borror, $13,591; and Mr. Meyer, $13,646). Compensation attributable to the Named Executive Officers' participation in the Split Dollar Plan represents the premium attributable to the death benefit provided under the policy on a term insurance basis, together with the present value of the interest projected to accrue on the remaining portion of the current year's insurance premium paid by the Company. The Split Dollar Plan is discussed in greater detail under "Report of Compensation Committee on Executive Compensation Long-Term Incentive Compensation-Split Dollar Plan."
(6)  Includes $40,320 attributable to personal use of the Company aircraft.
(7) At December 31, 1999, Mr. Donnell held 33,000 restricted Common Shares with an aggregate value of $206,250. Of such restricted Common Shares, 11,000 will vest on each of August 1, 2000, 2001 and 2002. Prior to the vesting of 11,000 restricted shares on August 1, 1999, Mr. Donnell elected, pursuant to the terms of the Dominion Homes, Inc. Incentive Stock Plan (the "Incentive Stock Plan'), not to receive 5,624 of the restricted Common Shares in order to satisfy income tax obligations related to such vesting. It is a prerequisite to the vesting of any restricted Common Shares that Mr. Donnell be employed with the Company as of the vesting date. The Company does not presently pay dividends. However, if dividends are paid in the future, Mr. Donnell would be entitled to receive dividends as to both his vested and unvested restricted Common Shares. [Footnotes continued on page 15]

Incentive Stock Plan

         No SAR's, stock options or long-term incentive plan awards were granted to any Named Executive Officer under the Incentive Stock Plan during 1999.

         The following table sets forth information, as of December 31, 1999, concerning the number of Common Shares underlying unexercised options and the value of the unexercised options held by those Named Executive Officers who held options on such date. No Named Executive Officer exercised any options during 1999.

 Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

                                  Number of Common Shares                    Value of Unexercised
                                  Underlying Unexercised                         In-The-Money
                                      Options/SARs at                         Options/SARs at
                                    Fiscal-Year-End (#)                    Fiscal-Year-End ($)(1)
                               ----------------------------             -------------------------

Name                       Exercisable      Unexercisable         Exercisable      Unexercisable
-------------------------------------------------------------------------------------------------

Jon M. Donnell                56,000              48,000            $146,000           $51,500
Robert A. Meyer, Jr.          38,000               9,500            $ 90,750           $21,750

(1) The Value of Unexercised In-The-Money Options equals the difference between the aggregate fair market value at December 31, 1999, of the Common Shares underlying the options and the aggregate exercise price of the options.

                       [Footnotes continued from page 14]

(8) Share total does not include a nonqualified option to purchase 100,000 Common Shares of the Company which was granted to Mr. Donnell by BRC on November 13, 1998. The option is exercisable commencing June 30, 2006, and ending June 30, 2013 (the "Vesting Period"), provided (i) Mr. Donnell is then employed by the Company; and (ii) the Company shall have achieved $100 million of shareholders' equity, excluding the proceeds of equity offerings, as of the end of a fiscal quarter during the Vesting Period. The option is subject to earlier vesting upon a "change in control" of the Company, Mr. Donnell's termination "without cause," or his resignation with "good reason," such terms having the same definitions as in the Employment Agreement between Mr. Donnell and the Company.
(9) Includes reimbursement of payments by Mr. Donnell for initiation fee for membership in a country club pursuant to an understanding between Mr. Donnell and the Company at the time Mr. Donnell became employed by the Company.
(10) Mr. Borror was paid base salary at an annual rate of $175,000 from January 1 through April 30, 1998. His base salary was increased to $200,000 per year effective May 1, 1998. The reported base salary is the amount actually paid to Mr. Borror in 1998.

Director Compensation

         Directors who are not employees of the Company receive fees of $2,500 per quarter and $1,000 per Board meeting and $500 per committee meeting attended. Directors may defer the receipt of those fees and receive Company-matching contributions with respect to those deferred fees through participation in the Executive Deferred Compensation Plan. Additionally, under the Incentive Stock Plan, each Director who is not, and has never been, an employee of, or paid advisor or consultant to, the Company will receive, on the first business day after each annual meeting of shareholders, provided that the Director continues to serve on the Board on such date, a grant of a non-qualified stock option to purchase 2,500 Common Shares at an exercise price equal to the fair market value of the Common Shares on the date of grant. A Director option is exercisable from the date of grant until the earlier of (i) the tenth anniversary of the date of grant or (ii) generally three months (one year in the case of a Director who becomes disabled or dies) after the date the Director ceases to be a Director. The Company does not pay any separate remuneration to employees of the Company who serve as Directors. Messrs. Klisares, Mayo and Tilley were the Directors who were not employees of the Company in 1999.

Executive Deferred Compensation Plan

         The Executive Deferred Compensation Plan permits executive officers and Directors to elect to defer a portion of their annual compensation (20% of total base and bonus for employees and 100% of Directors' fees). The Executive Deferred Compensation Plan also provides for a matching contribution by the Company for each participant equal to 25% of the amount deferred, but not to exceed $2,500 in any year. The Company's matching contribution vests in 20% increments over a five-year period. The contribution and match amounts are used by the trustee of a rabbi trust to acquire Common Shares in the open market. These Common Shares are held and voted by the trustee pursuant to the rabbi trust agreement.

         The following table sets forth information concerning the aggregate deferral contributions by participating Directors and executive officers and corresponding aggregate Company-matching contributions through December 31, 1999, expressed as the number of Common Shares held by the trustee as of such date, with respect to each Director and executive officer participating in the Plan.

                                  Deferral            Vested Company-          Unvested Company-
                               Contributions             Matching                  Matching
                             Payable as Common     Contributions Payable    Contributions Payable
                                   Shares             as Common Shares         as Common Shares       Total
-------------------------------------------------------------------------------------------------------------------
Douglas G. Borror                  10,975                 1,605                 1,109                13,689
David S. Borror                     9,999                 1,508                   963                12,470
Pete A. Klisares                   16,233                 1,106                 1,118                18,457
C. Ronald Tilley                    9,513                   490                   964                10,967
Terry E. George                     5,787                   490                   955                 7,232
Jon M. Donnell                      5,787                   490                   955                 7,232
Robert A. Meyer, Jr                11,089                 1,606                 1,109                13,804
Peter J. O'Hanlon                   2,525                    49                   580                 3,154

                        Report of Compensation Committee
                            on Executive Compensation
                        and Share Price Performance Graph

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following "Report of Compensation Committee on Executive Compensation" and the information under "Share Price Performance Graph" shall not be incorporated by reference into any such filings.

                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Company has vested in the Compensation Committee (the "Committee") of the Board of Directors the authority to determine and administer the compensation program for the Company's executive officers and other key employees. The Committee is composed of the Company's three outside, independent
Directors: Pete A. Klisares, Gerald E. Mayo and C. Ronald Tilley. Mr. Klisares chairs the Committee. None of the members of the Committee had any of the relationships during 1999 that required disclosure concerning "Compensation Interlocks and Insider Participation."

Compensation Philosophy

         The Company's executive compensation philosophy seeks to promote the following key objectives:

         o Align the interests of executive officers and other key employees with the interests of shareholders by linking a significant percentage of their total compensation to Company financial performance.

         o        Reward individual contribution and achievement.

         o Allow the Company to continue to attract and retain outstanding executive officers and other key employees and to compete with industry competitors and other businesses for executive talent.

Implementation  of this  philosophy  is an ongoing  process,  and the  Committee
expects  to  continue  to  refine  the  Company's   executive   compensation  as
appropriate to serve the objectives stated above.

         There  are  two  primary   components   to  the   Company's   executive
compensation   program:   annual  cash  compensation  and  long-term   incentive
compensation. Annual cash compensation consists of a base salary and an incentive bonus. Long-term incentive compensation consists of stock options and other awards under the Incentive Stock Plan and participation in the Split Dollar Plan. The Company's executive compensation program also allows executives to defer a portion of their compensation, and to augment the deferred amounts by Company matches, through their optional participation in the Executive Deferred Compensation Plan.

         It is the Company's objective to achieve continuous revenue and earnings growth with a long-term objective of outperforming the homebuilding industry in revenue growth and profitability. The Committee believes that, in order to achieve this objective, the Company must be able to attract and retain exceptional executive talent. Accordingly, the Committee's intent is that the total cash and long-term incentive compensation received by the Company's executive officers would place them in the upper range of the total cash and long-term incentive compensation received by the executive officers of homebuilding companies in general. In determining compensation for the Company's executive officers, the Committee annually reviews a nationally-compiled database of compensation by other homebuilding companies for various executive positions, including data specific to public homebuilding companies, homebuilding companies of a size comparable to the Company, and homebuilding companies operating in the Midwest. For the most senior executive officers, the Committee also considers the value of the Company's Common Shares as compared with the value of homebuilding stocks in the market generally.

Annual Cash Compensation

         Base Salary. The Committee recognizes that the homebuilding business is cyclical and that the Company's financial performance depends, in large part, on whether the homebuilding business is in a favorable or unfavorable cycle. The Committee's intent is to set the base salaries of the Company's executive officers at levels sufficient to attract and retain execeptional executive talent in all business cycles.

         In setting the base salary of an executive officer, the Committee subjectively analyzes the executive's responsibilities, performance and value to the Company, but gives no fixed weighting to any of such factors. The Committee also considers market salary ranges for comparable positions. The Committee reviews annually the base salary of each executive officer and makes adjustments as warranted.

         Incentive Bonus. The Committee believes that a significant portion of the total compensation of the Company's executive officers should consist of variable, performance-based components, such as awards of incentive bonuses and grants of stock options, which the Committee can adjust to reflect changes in Company and individual performance. These compensation components are intended to reinforce the Company's commitment to increasing Company profitability and shareholder value.

         The Committee takes into account various quantitative measures and qualitative indicators of Company and individual performance in determining the level of incentive bonuses to be awarded to the Company's executive officers. Although the Committee tends to give more weight to quantitative measures of Company financial performance, it does not apply any specific formula. In making such compensation decisions, the Committee recognizes and takes into account that the homebuilding business is cyclical and that Company financial performance can be greatly affected by factors, such as interest rates and weather, that are beyond the control of the Company's executive officers. The Committee considers such quantitative Company financial performance measures as revenue growth, profitability, earnings per share and return on shareholders' equity in determining the level of incentive bonuses. The Committee also considers the Company's performance with respect to its customer satisfaction ratings as a factor in determining incentive bonuses for all executive officers.

         The Committee also understands the importance of individual contributions and achievements that may be difficult to quantify and, accordingly, recognizes qualitative indicators such as successful supervision of major corporate projects, demonstrated leadership, the ability to respond to difficult business cycles and achievement of specific, individual goal.

Long-Term Incentive Compensation

         Stock Options. On April 28, 1999, the Committee granted incentive stock options covering an aggregate of 10,000 Common Shares to Karl E. Billisits, in conjunction with his promotion to Senior Vice President of Land Acquisition and Development. The options were granted at an exercise price of $7.50, which was the fair market value of the Common Shares on the date of the grant. The options vest in 20% increments on each of the first five anniversaries of the grant, subject to acceleration of vesting in the event of a "change in control."

         On May 1, 1999, the Committee granted incentive stock options covering an aggregate of 20,000 Common Shares to Stephan M. George, as part of the overall compensation package offered to Mr. George as the Company's new Executive Vice President of Operations. The options were granted at an exercise price of $8.00 per share, which was the fair market value of the Common Shares on the date of the grant. The options vest in 20% increments on each of the first five anniversaries of the grant, subject to acceleration of vesting in the event of a "change in control."

         On October 27, 1999, the Committee granted incentive stock options covering an aggregate of 10,000 Common Shares to Jay York, as part of the overall compensation package offered to Mr. York as the Company's new Director of Special Projects. The options were granted at an exercise price of $5.66 per share, which was the fair market value of the Common Shares on the date of the grant. The options vest in equal 1/3 increments on the third, fourth and fifth anniversaries of the grant, subject to acceleration of vesting in the event of a "change in control."

         On November 2, 1999, the Committee granted incentive stock options covering an aggregate of 20,000 Common Shares to Robert D. Beck, Jr., as part of the overall compensation package offered to Mr. Beck as the Company's new Senior Vice President of Sales. The options were granted at an exercise price of $6.00 per share, which was the fair market value of the Common Shares on the date of the grant. The options vest in 20% increments on each of the first five anniversaries of the grant, subject to acceleration of vesting in the event of a "change in control."

         The Committee intends on a periodic basis to make grants under the Incentive Stock Plan to the Company's executive officers and other key employees. In making such grants, the Committee will consider the subjective factors identified above, as well as the number of options granted in prior years.

         Restricted Stock Grants. On May 1, 1999, the Committee awarded to Stephan M. George 12,000 restricted Common Shares, as part of the overall compensation package offered to Mr. George as the Company's new Executive Vice President of Operations. The restrictions provide for forfeiture if Mr. George's employment with the Company is terminated prior to May 1, 2002. The restrictions will lapse as to 4,000 shares each at May 1, 2000, May 1, 2001, and May 1, 2002, respectively, provided that Mr. George is then employed by the Company, and subject to acceleration of the lapse of restrictions in the event of a "change in control."

         On November 2, 1999, the Committee awarded to Robert D. Beck, Jr. 12,000 restricted Common Shares, as part of the overall compensation package offered to Mr. Beck as the Company's new Senior Vice President of Sales. The restrictions provide for forfeiture if Mr. Beck's employment with the Company is terminated prior to October 27, 2002. The restrictions will lapse as to 4,000 shares each at October 27, 2000, October 27, 2001, and October 27, 2002, respectively, provided that Mr. Beck is then employed by the Company, and subject to acceleration of the lapse of restrictions in the event of a "change in control."

         Split Dollar Plan. After careful consideration, the Committee proposed, and the Board of Directors approved, effective January 1, 1999, the Split Dollar Plan, in which certain key employees of the Company, including all Named Executive Officers other than Donald A. Borror, are participants. The purpose of the Split Dollar Plan is to provide additional incentive for participating employees to remain with the Company and contribute to its success. Under the Split Dollar Plan, participating employees are provided with a death benefit during employment, together with a retirement benefit upon retirement at or after age 55 (or, if sooner, upon a "change in control" of the Company), provided the employee shall have then completed ten years of service with the Company following implementation of the Split Dollar Plan, the Company shall have attained adjusted shareholders' equity of $100 million, and the employee shall have complied with the provisions of the noncompetition covenant for one year following retirement. "Change in control" is defined as an event which results in either BRC failing to own at 30% of the combined voting power of the outstanding voting securities of the Company, or both Donald Borror and Douglas Borror ceasing to be Directors and officers of the Company. "Adjusted shareholders' equity" is defined to exclude the proceeds of any sale by the Company of equity securities and to include the fair value of any dividends or distributions made by the Company after the effective date of the Split Dollar Plan. Each participating employee has entered into agreements with the Company under which the employee's rights under each split dollar policy are assigned to the Company. Each participating employee is required to pay a portion of the policy premiums; the remainder of the premiums are paid by the Company. In the event a participating employee terminates employment prior to either completing ten years of service or the Company's attaining adjusted shareholders' equity of $100 million dollars, the employee's employment is terminated by the Company for "cause" at any time prior to payment of the retirement benefit, or the employee violates the terms of the noncompetition covenant, the then accumulated cash value in the policy will be retained by the Company. In the event the employee dies prior to the vesting of retirement benefits, all premiums paid by the Company will be repaid to the Company prior to the payment of any death benefit to the employee's beneficiary under the policy.

Chief Executive Officer Compensation

         In accordance with the executive compensation philosophy and program described above, the Committee awarded Douglas G. Borror a cash incentive bonus of $550,000 in 1999, which represented no increase over the cash bonus awarded to Mr. Borror in 1998. In late 1998, the Committee approved an increase in Mr. Borror's annual base salary for 1999 from $400,000 to $440,000. Mr. Borror did not receive an award of stock options in 1999.

Tax Aspects

         Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits the deduction by a publicly-held corporation of compensation paid to a "covered employee" in excess of $1.0 million per year, subject to certain exceptions.  Generally,  the Company's  covered  employees  are those  executive officers listed under the Summary Compensation Table set forth above. Compensation paid to Douglas Borror in 1999 is estimated to have exceeded the $1.0 million deductibility limit of Section 162(m) by approximately $15,000. This amount is not covered by any of the exceptions to Section 162(m), and thus is not deductible by the Company. The Company anticipates that in 2000 Mr. Borror's total compensation will exceed the $1.0 million deductibility limit of
Section 162(m), but does not anticipate that Section 162(m) will limit the deductibility of compensation paid to any other executive officer. As indicated above, Section 162(m) provides exceptions to the $1.0 million limitation on the deductibility of executive compensation. The

Committee has not attempted to revise the Company's executive compensation program to satisfy the conditions to these exceptions but may in the future consider doing so.

                      Members of the Compensation Committee

                       Pete A. Klisares     Gerald E. Mayo
                                C. Ronald Tilley

                          SHARE PRICE PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on the Common Shares from December 31, 1994, until December 31, 1999, with the cumulative total return of (a) the NASDAQ-OTC Index Composite and (b) the Standard and Poor's Homebuilding Index. The graph assumes the investment on December 31, 1994, of $100 in the Common Shares, the NASDAQ-OTC Index Composite and the Standard and Poor's Homebuilding Index.

                         [GRAPHIC-- GRAPH PLOTTED POINTS LISTED BELOW]

December 31,  December 31,  December 31,  December 31,  December 31,  December 31,
   1994          1995          1996          1997          1998          1999
600
500
400
200
100
0

                 CERTAIN RELATIONSHIPS AND CERTAIN TRANSACTIONS

Description and Ownership of BRC

         BRC, which owns approximately 65.2% of the Company's outstanding Common Shares, is in the business of owning and managing multifamily housing and commercial real estate. Donald A. Borror, Douglas G. Borror, and David S. Borror, who are Directors and executive officers of the Company, and Terry E. George, who is an executive officer of the Company, also are Directors of BRC. Mr. George also serves as a Vice President of BRC.

         BRC has issued and outstanding 105,065 voting common shares and 273,195 nonvoting common shares, all of which are beneficially owned by members of the Borror family, or trusts for their benefit, and by Terry George. BRC holds 42,000 nonvoting shares of BRC as treasury shares. Through their ownership and control of BRC, such persons are in a position to control the Company. See "Security Ownership of Certain Beneficial Owners and Management."

         On November 13, 1998, the Amended and Restated Borror Corporation Stock Trust, a revocable trust established by Donald Borror pursuant to a trust agreement dated January 4, 1994 (the "Stock Trust"), gifted 4,410 voting shares of BRC to each of Douglas Borror and David Borror and gifted 4,520 nonvoting shares of BRC to Douglas Borror, 10,580 nonvoting shares of BRC to David Borror and 18,080 nonvoting shares of BRC to the 1987 Irrevocable Subchapter S Trust, an irrevocable trust established by Donald Borror pursuant to a trust agreement dated June 26, 1987 (the "Irrevocable Trust"). As of such date, BRC also redeemed 42,000 nonvoting shares of BRC held by the Stock Trust. The gifts and redemption were effected as part of Donald Borror's estate planning and to help ensure an orderly succession of ownership of BRC at the time of Donald Borror's death.

         The Stock Trust owns 43,180 voting common shares of BRC, representing 41.10% of the issued and outstanding voting common shares of BRC, and does not own any of the nonvoting common shares of BRC. The Stock Trust will expire upon the ten year anniversary of Donald Borror's death or upon the death of Joanne Borror (Donald Borror's wife), whichever is later. Joanne Borror is the beneficiary of the Stock Trust until her death (unless she predeceases Donald Borror) and each of Donald and Joanne Borror's children (Douglas and David Borror and Donna Myers) are one-third remainder beneficiaries of the Stock Trust. Donald Borror and Douglas Borror are the joint trustees of the Stock Trust until the death or incapacity of either of them, whereupon the other of them will become sole trustee.

         Douglas Borror owns 37,275 voting common shares of BRC, representing 35.48% of the issued and outstanding voting common shares of BRC, and 112,875 nonvoting common shares of BRC, representing 41.32% of the issued and outstanding non-voting common shares of BRC.

         David Borror owns 19,610 voting common shares of BRC, representing 18.66% of the issued and outstanding voting common shares of BRC, and 76,180 nonvoting common shares of BRC, representing 27.88% of the issued and outstanding non-voting common shares of BRC.

         The Irrevocable Trust owns 68,080 nonvoting common shares of BRC, representing 24.92% of the issued and outstanding nonvoting common shares of BRC. David Borror is the trustee of the Irrevocable Trust and Donna Myers (Donald and Joanne Borror's daughter and Douglas and David Borror's sister) is the sole beneficiary of the Irrevocable Trust. The Irrevocable Trust expires upon the death of Donald Borror.

         Terry George owns 5,000 voting common shares of BRC, representing 4.76% of the issued and outstanding voting common shares of BRC, and 16,060 non-voting common shares of BRC, representing 5.88% of the issued and outstanding non-voting common shares of BRC.

         BRC and the shareholders of BRC are parties to a Close Corporation Agreement dated January 4, 1994 ("BRC Agreement"). The BRC Agreement contains certain provisions related to BRC's status as an S Corporation (including mandatory distributions to BRC shareholders equal to the product of the maximum marginal individual income tax rate and the shareholder's pro rata share of the taxable income attributable to BRC). The BRC Agreement provides that all of the voting power of the BRC shares is to be exercised by a majority of the Directors of BRC, all of whom will be elected by Donald Borror and Douglas Borror jointly until the death or incapacity of either of them and, thereafter, by the other of them solely. Under the provisions of the BRC Agreement, David Borror is required to be elected as a Director of BRC as long as he continues to hold at least 10% of the shares of BRC, absent his removal for "cause" (as defined therein). In such circumstances and as long as BRC has the ability to elect at least two Directors of the Company, BRC also is required to use its best efforts to elect David Borror as a Director of the Company. The BRC Agreement generally restricts the transfer of shares of BRC to persons other than members of the Borror family unless certain procedures are followed. BRC is required to repurchase all of Terry George's shares in the event of his death or incapacity and has the right to purchase Terry George's shares at any time. BRC also is required to purchase a certain number of shares from the estates of Borror family members. Subject to certain conditions, Borror family members have the right to require BRC to repurchase shares from them. In certain instances, the obligation of BRC to repurchase shares may be assumed by Borror family shareholders.

Transactions with BRC

         The Board of Directors of the Company has established the Affiliated Transactions Review Committee for the purpose of reviewing any material transactions with affiliates or related parties of the Company, including BRC, for consistency with the Company's policies concerning affiliated transactions. The Affiliated Transactions Review Committee is comprised of the Company's three outside, independent Directors: Pete A. Klisares, Gerald E. Mayo and C. Ronald Tilley, and is chaired by Mr. Klisares.

         The Company leases its corporate headquarters from BRC. The primary lease continues until December 31, 2009, at a rental rate of $12.00 per square foot on a total net basis with two options to renew for periods of five years each at then-current market rates. The rental rate was established by an MAI appraisal commissioned by the Affiliated Transactions Review Committee, and confirmed in a review for the Affiliated transactions Review Committee by a second MAI appraiser. The Company paid to BRC $451,000 under this lease during 1999.

         The Company leases its 4,200 square foot decorating center from BRC. The lease continues until December 31, 2003, and the rental rate is $10.00 per square foot in 1999, $10.50 per square foot in 2000, and $11.00 per square foot in each of the last three years. The rental rates were confirmed by an MAI appraisal commissioned by the Affiliated Transaction Review Committee to be consistent with comparable rental rates in the area and, in the first two years, slightly below market rates.

         At its July 21, 1999, meeting, the Affiliated Transactions Review Committee reviewed and approved two agreements to lease additional space in the same shopping center as the Company's decorating center. The agreements provided the Company with additional space for new customer operations, including a new home sales and training center. The agreements cover two separate adjacent spaces, one 1,200 square feet and one 2,700 square feet. The agreement for the 1,200 square foot space is an assignment agreement under which the Company assumed obligations under an existing lease with a former tenant. The remaining term under the lease is three years and six months, and the lease rates are $10.50 per square foot for the remainder of the first year and $11.50, $12.00 and $12.50 per square foot during the second, third and fourth remaining full years. The agreement for the 2,700 square foot space is also an assignment of an existing lease with a former tenant that had been renewed for a five-year term. The agreement provides for lease rates that begin at $11.00 per square foot for the first three years and rise to $11.50 per square foot in the final two years. The lease rates were confirmed to be reflective of current market conditions by a report prepared for the Affiliated Transaction Review Committee by an MAI appraiser.

         In a unanimous written action taken as of September 27, 1999, without a meeting, the Affiliated Transactions Review Committee approved a lease agreement for an additional 1,350 square feet in the shopping center in which the Company's decorating center is located. The Company has established a preconstruction conference center in the space in which all preconstruction conferences with its customers are conducted. The lease agreement provides for a term of five years and lease rates of $10.50 per square foot the first year, $11.00 per square foot the second, third and fourth years, and $11.50 per square foot the fifth year. The lease rates were confirmed in a report by an MAI appraiser to be consistent with fair market rates for comparable space.

         In a unanimous written action taken as of February 15, 2000, without a meeting, the Affiliated Transactions Review Committee approved a lease agreement for an additional 1,768 square feet in the shopping center in which the decorating center is located. The Company has established its new mortgage finance operation in the space. The lease agreement provides for a term of three years commencing March 1, 2000, and provides for lease rates of $10.50 per square foot in the first year and $11.00 per square foot in each of the final two years of the lease term. The base rates were confirmed by a report prepared by an MAI appraiser to be consistent with market rates.

         The Company paid to BRC an aggregate of $70,000 under leases for space in the shopping center during 1999. The Company believes that the terms of these leases were no less favorable to the Company than those reasonably available from unrelated third parties for comparable space.

         Occasionally, employees of the Company provide limited administrative services to BRC, for which the Company receives fees. The Company received aggregate fees of $25,000 from BRC for such administrative services in 1999.

         The Company and BRC are parties to a Shareholder Agreement (the "Shareholder Agreement"), dated January 20, 1994, pursuant to which BRC has the right, from time to time, to demand that the Company register for sale Common Shares owned by BRC. Each request by BRC for a demand registration must cover at least 10% of the Common Shares owned by BRC and at least 5% of the Company's then outstanding Common Shares. Without the Company's consent (exercised by a majority of its independent Directors), the Company is not obligated to cause a demand registration to be effected within 18 months after the consummation of a prior demand registration. BRC and the Company will each pay one-half of the expenses of each demand registration. BRC also will have incidental, or piggy-back, registration rights if the Company proposes to register any of its equity securities (other than registrations involving employee benefit plans) for its own account or for the account of any other shareholder. BRC will pay all of its own legal expenses and the first $25,000 of the other expenses of a piggy-back registration and the Company will pay the remaining expenses of a piggy-back registration. Both the demand and piggy-back registration rights will be subject to customary underwriting and holdback provisions and will expire on March 9, 2004.

Transactions with Printing Plus, Inc.

         Donald A. Borror, Chairman Emeritus of the Company, together with Richard Myers, own Printing Plus, Inc., a printing company which has provided printing services to the Company. Mr. Myers, who also operates Printing Plus, Inc., is the husband of Donna Borror Myers, who is Donald A. Borror's daughter and Douglas G. and David S. Borror's sister. In 1999, the Company paid $80,000 to Printing Plus, Inc. for printing services, which amount represented approximately 27% of the total amount paid by the Company for printing services in 1999. All of the printing services provided to the Company by Printing Plus, Inc. in 1999 were pursuant to contracts that had been competitively bid. The transactions between the Company and Printing Plus, Inc. were not reviewed or approved by the Affiliated Transactions Review Committee or the Audit Committee of the Board of Directors.

                      AMENDMENT TO THE CODE OF REGULATIONS
                   TO PERMIT VOTING BY ELECTRONIC, TELEPHONIC
                           AND OTHER TYPES OF PROXIES

         The Board recommends that the shareholders approve a resolution to amend Section 1.10 of Article One of the Code of Regulations to permit voting by electronic, telephonic and other types of proxies. Section 1.10 of Article One of the Code of Regulations permits a shareholder to vote by proxy, if the proxy is in writing and executed by the shareholder. The Ohio General Corporation Law recently was amended to expand the methods a shareholder could use to grant a proxy. The Ohio General Corporation Law now permits a shareholder to grant a proxy by any verifiable communication authorized by the person granting the proxy. Any transmission that creates a record capable of authentication that appears to have been transmitted by the person granting a proxy is permitted, and would include electronic mail and telephone, as well as traditional written proxies. The Code of Regulations currently does not provide for a shareholder to grant a proxy by electronic mail, telephone and other electronic media. The amendment to the Code of Regulations would expressly authorize the shareholders to utilize the more modern forms of proxy voting now permitted by the Ohio General Corporation law.

         At a meeting held on January 25, 2000, the Board approved, and recommended that the shareholders of the Company adopt, an amendment to Section
1.10 of Article One of the Code of Regulations to permit a shareholder to use electronic, telephonic and other methods to grant a proxy. The proposed amendment to the Code of Regulations would provide that a shareholder could grant a proxy by any method authorized by Ohio law.

Proposal

         Shareholders are requested to approve the following resolution to amend the Code of Regulations:

                  RESOLVED, that Section 1.10 of Article One of the Amended and Restated Code of Regulations of the Company be, and hereby is, amended to read in its entirety as follows:

                  Section 1.10. Proxies. At meetings of the shareholders any shareholder of record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing signed by such shareholder or appointed in any other manner permitted by Ohio law. Such instrument in writing or record of any such appointment shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No proxy shall be valid after the expiration of eleven months after the date of its execution, unless the shareholder executing it shall have specified therein the length of time it is to continue in force.

Recommendation and Vote

         Approval of the amendment to the Code of Regulations to permit voting by electronic, telephonic and other types of proxies will require the affirmative vote of the majority of the Common Shares issued and outstanding as of the record date.

         The Board recommends that shareholders vote "FOR" approval of the adoption of the amendment to the Code of Regulations to permit voting by electronic, telephonic and other types of proxies.


                     AMENDMENT TO THE CODE OF REGULATIONS TO
                     REDUCE THE MINIMUM NUMBER OF DIRECTORS
                       COMPRISING A COMMITTEE OF THE BOARD
                                FROM THREE TO ONE

         The Board recommends that the shareholders approve a resolution to amend Section 2.10 of Article Two of the Code of Regulations to reduce the minimum number of Directors comprising a committee of the Board of Directors from three to one. Section 2.10 of Article Two of the Code of Regulations provides that any committee of the Board of Directors must be comprised of at least three members. The Ohio General Corporation Law recently was amended to permit a committee of a board of directors to be comprised of a single member. The amendment to the Code of Regulations would permit the Board of Directors, absent any supervening requirements relating to the composition of board committees, to establish committees having only one member. The Board of Directors believes that the amendment to the Code of Regulations would provide the Board of Directors appropriate flexibility regarding the establishment of committees consistent with Ohio law.

         At a meeting held on January 25, 2000, the Board of Directors of the Company approved, and recommended that the shareholders of the Company adopt, an amendment to Section 2.10 of Article Two of the Code of Regulations to permit the Board of Directors to establish committees having only one member.

Proposal

                  Shareholders are requested to approve the following resolution to amend the Code of Regulations:

                  RESOLVED, that the first paragraph of Section 2.10 of Article Two of the Amended and Restated Code of Regulations be, and hereby is, amended to read in its entirety as follows:

                  Section 2.10. Committee. The Directors may create one or more committees of the Directors, including an executive committee, each consisting of one or more Directors, and may authorize the delegation to any such committee of any of the authority of the Directors, however conferred, other than that of filling vacancies among the Directors or in any committee of the Directors.

Recommendation and Vote

         Approval of the amendment of the Company's Code of Regulations to reduce the minimum number of Directors comprising a committee of the Board of Directors from three to one will require the affirmative vote of the majority of the Common Shares issued and outstanding as of the record date.

         The Board recommends that shareholders vote "FOR" the approval of the adoption of the amendment to the Company's Code of Regulations to reduce the minimum number of Directors comprising a committee of the Board of Directors from three to one.

                              SELECTION OF AUDITORS

         The Board has selected PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the Company for the year ending December 31, 2000. PricewaterhouseCoopers LLP and its predecessors have audited the books of the Company and its predecessors since 1964. Management expects that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Recommendation and Vote

         Ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2000 will require the affirmative vote of a majority of the Common Shares issued and outstanding as of the record date.

         The Board recommends that shareholders vote "FOR" ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2000.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the federal securities laws, the Company is required to report in this Proxy Statement any known failures during the 1999 fiscal year by executive officers, Directors or 10% shareholders to file on a timely basis a Form 3, 4 or 5, relating to the beneficial ownership of the Common Shares. To the best of the Company's knowledge after a review of such filings, all such required forms were filed on a timely basis.

                   PROPOSALS BY SHAREHOLDERS FOR 2001 MEETING

         In order to be eligible to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of the shareholders of the Company to be held in 2001 (the "2001 Annual Meeting"), a shareholder must have continuously held at least $2,000 in market value, or 1%, of the issued and outstanding Common Shares, for at least one year by the date on which the proposal is submitted. In addition, the shareholder must continue to hold the requisite number of Common Shares through the date of the 2001 Annual Meeting. Any such proposal must be received by the Company prior to the close of business on November 28, 2000. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and a statement that the shareholder intends to continue to hold the requisite number of Common Shares through the date of the 2001 Annual Meeting. If the proponent is not a shareholder of record, proof of beneficial ownership of the requisite number of Common Shares also should be submitted. The proponent should also state his or her intention to appear in person or by a qualified representative at the 2001 Annual Meeting to present the proposal. The proxy rules of the Securities and Exchange Commission govern the content and form of shareholder proposals. All proposals must be a proper subject for action at the 2001 Annual Meeting.

         The Company will not be required to include in its Proxy Statement for the 2001 Annual Meeting any proposal submitted outside of the procedures set forth in the immediately preceding paragraph. The Company also may confer on the proxies' discretionary authority to vote on any such proposal, if it does not receive notice of such proposal by February 10, 2001.

         The procedures for shareholders to make nominations for Class I Directors to be elected at the Annual Meeting of Shareholders of the Company to be held in 2001 are set forth above under "Board of Directors and Management -- Nomination of Directors."

                             ADDITIONAL INFORMATION

         Upon the written request of a person who was the beneficial owner of Common Shares as of March 17, 2000 (the record date for notice and the right to vote at the Annual Meeting), the Company will provide (without charge and upon written request) a copy of the Company's Annual Report on Form 10-K, excluding exhibits, for the fiscal year ended December 31, 1999. The written request for an Annual Report should be directed to Investor Relations Department, Dominion Homes, Inc., 5501 Frantz Road, P. O. Box 7166, Dublin, Ohio 43017-0766. The written request must include a statement that, as of March 17, 2000, the person was a beneficial owner of Common Shares.

PROXY CARD TO FOLLOW ONCE COMPLETED BY TYPESETTING

                              DOMINION HOMES, INC.

    Proxy for the Annual Meeting of Shareholders to be held on April 26, 2000
          This Proxy is solicited on behalf of the Board of Directors


         The undersigned holder(s) of common shares, no par value ("Common Shares"), of Dominion Homes, Inc. ("Company") hereby constitute(s) and appoint(s) David S. Borror and Terry E. George, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders ("Annual Meeting") of the Company to be held on April 26, 2000, at The Dominion Home Store, 5767 Karric Square Drive, Dublin, Ohio, at 10:00 a.m., local time, and any adjournment or adjournments thereof, and to vote all of the Common Shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournments thereof:

1.     |_|  FOR election as Directors        |_|  WITHHOLD AUTHORITY to vote for
            of the Company all the                all nominees listed below
            nominees  listed  below
            (except as marked to the
            contrary below).*

       Donald A. Borror    David S. Borror    Pete A. Klisares   Gerald E. Mayo

*(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NAME OF THE NOMINEE IN THE LIST ABOVE.)

2.     |_|      FOR               |_|       AGAINST             |_|  ABSTAIN

         Amendment of the Company's Amended and Restated Code of Regulations to permit voting by electronic, telephonic and other types of proxies.

3.     |_|      FOR               |_|     AGAINST               |_|  ABSTAIN

         Amendment of the Amended and Restated Code of Regulations to reduce the minimum number of Directors comprising a committee of the Board of Directors from three to one.

4.     |_|      FOR               |_|     AGAINST               |_|  ABSTAIN

         Ratification  of  the  selection  of   PricewaterhouseCoopers   LLP  as
independent public accountants for the Company in 2000.

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

                                    (Continued, and to be signed, on other side)

(Continued from other side)

         WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR NOT VOTED AS SPECIFIED. WHERE NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY, "FOR" AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED CODE OF REGULATIONS TO PERMIT VOTING BY ELECTRONIC, TELEPHONIC AND OTHER TYPES OF PROXIES, "FOR" AMENDMENT OF THE AMENDED AND RESTATED CODE OF REGULATIONS TO REDUCE THE MINIMUM NUMBER OF DIRECTORS COMPRISING A COMMITTEE OF THE BOARD OF DIRECTORS FROM THREE TO ONE, "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY IN 2000, AND, IN THE DISCRETION OF THE PROXY OR PROXIES, ON ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

         All proxies previously given by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the April 26, 2000, Annual Meeting.


Dated: ________________, 2000         __________________________________________
                                      Signature of Shareholder(s)


Dated: ________________, 2000         __________________________________________
                                      Signature of Shareholder(s)


                                       Please sign  exactly as your name appears
                                       hereon.    Executors,     administrators,
                                       trustees, guardians, attorneys and agents
                                       should   give  their  full   titles.   If
                                       shareholder  is a  corporation,  sign  in
                                       full   corporate   name   by   authorized
                                       officer. If shares are registered in two names, both shareholders should sign. (Please note any change of address on this proxy.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DOMINION HOMES, INC. PLEASE FILL IN, DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.